ARTHUR ANDERSEN LLP





                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report dated February 24, 1998 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Pre-effective Amendment No. 1 to Registration Statement File No. 333-42113.

                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

Boston, Massachusetts
March 11, 1998


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                              ARTHUR ANDERSEN LLP


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report for Pioneer Funds Distributor, Inc. dated February 3, 1998 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Pre-Effective Amendment No. 1 to Registration Statement No. 333-42113.



                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

March 11, 1998
Massachusetts